                                          Re:   Oxford Health Plans, Inc.
                                                800 Connecticut Avenue
                                                Norwalk, CT  06854
For Further Information:

Stephen F. Wiggins
Chairman and CEO
(203) 852-1442

FOR IMMEDIATE RELEASE
February 18, 1997

         OXFORD HEALTH PLANS REPORTS 105 PERCENT EARNINGS INCREASE IN
                                FOURTH QUARTER

      NORWALK, CONNECTICUT, FEBRUARY 18, 1997--Oxford Health Plans, Inc. (NASDAQ:OXHP) today reported that fourth quarter 1996 net earnings rose 105 percent on a revenue increase of 64 percent when compared with the fourth quarter of 1995. As in past quarters, the earnings growth was driven by increased enrollment in the Company's fully insured programs, stable medical expense trends and sustained improvement in the ratio of administrative expenses to operating revenues.

      Total revenues for the fourth quarter ended December 31, 1996 reached $880.3 million, a 64 percent increase from $537.4 million a year ago. Operating earnings jumped 95 percent to $55.8 million compared with $28.6 million in the fourth quarter of 1995. Net earnings increased 105 percent to $32.0 million, or $.39 per share, from $15.6 million, or $.21 per share, in the prior year's fourth quarter.

      For the year ended December 31, 1996, the Company's revenues totaled $3.08 billion, a 74 percent increase from $1.77 billion for 1995. Operating earnings rose to $176.5 million, an increase of 86 percent from $95.1 million in 1995, while net earnings for the year 1996 increased 90 percent to $99.6 million, or $1.24 per share, from $52.4 million, or $.71 per share, for the year ended December 31, 1995.

            Oxford's enrollment totaled approximately 1,535,500 members at December 31, 1996, an increase of more than 93,000 during the fourth quarter of 1996 and approximately 52 percent higher than membership at the end of last year's fourth quarter. All of this new membership has come from fully insured enrollment which has continued to grow in the first quarter of 1997. Almost 155,000 net new members have enrolled since the end of December 1996, bringing total membership to approximately 1,690,000 as of February 1, 1997. The strong earnings and enrollment growth continue to reflect the popularity and quality of the Company's products.



                                     -more-
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Page 2
Oxford Health Plans, Inc.
February 18, 1997


      The Company's medical-loss ratio for fourth quarter of 1996 was 80.0%, as the Company continues to benefit from better provider contracts and strengthened medical management programs.

      Administrative expenses were 15.4% of operating revenue for the fourth quarter of 1996, compared with 19.4% for the fourth quarter of 1995.

      The Company's year-end balance sheet shows large increases in premiums receivable and medical costs payable resulting from delays in billing and claims processing and payment associated with the conversion of certain of the Company's operations to a new computer system.

      Oxford's product lines include traditional health maintenance organizations, point-of service plans, third-party administration of employer funded benefit plans, Medicare and Medicaid plans, and dental plans. Oxford markets its health plans to employers in New York, New Jersey, Pennsylvania, Connecticut and New Hampshire through its direct sales force and through independent insurance agents and brokers.


                           FINANCIAL TABLES FOLLOW
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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                       Consolidated Statements of Earnings
             THREE MONTHS AND YEAR ENDED DECEMBER 31, 1996 AND 1995
              (IN THOUSANDS, EXCEPT PER SHARE AND MEMBERSHIP DATA)

                                                                                 THREE MONTHS ENDED               YEAR ENDED
                                                                                    DECEMBER 31                   DECEMBER 31
                                                                         -----------------------------------------------------------
                                                                               1996          1995            1996            1995
------------------------------------------------------------------------------------------------------------------------------------
Revenues:
   Premiums earned                                                          $ 863,595       528,009       3,022,168       1,734,098
   Third-party administration, net                                              2,490         2,936          10,401          11,877
   Investment income, net                                                      14,236         6,444          42,439          19,392
-----------------------------------------------------------------------------------------------------------------------------------
          Total revenues                                                      880,321       537,389       3,075,008       1,765,367
-----------------------------------------------------------------------------------------------------------------------------------

Expenses:
   Health care services                                                       691,018       406,044       2,421,167       1,344,669
   Marketing, general and administrative                                      133,506       102,759         477,373         325,643
-----------------------------------------------------------------------------------------------------------------------------------
          Total expenses                                                      824,524       508,803       2,898,540       1,670,312
-----------------------------------------------------------------------------------------------------------------------------------

Operating earnings                                                             55,797        28,586         176,468          95,055

Equity in net loss of affiliate                                                (1,050)       (1,400)         (4,600)         (3,873)
Other income (expense), net                                                       217           199             181             319
-----------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                   54,964        27,385         172,049          91,501
Provision for income taxes                                                     22,966        11,801          72,426          39,103
-----------------------------------------------------------------------------------------------------------------------------------
Net earnings                                                                $  31,998        15,584          99,623          52,398
===================================================================================================================================

Earnings per common and common equivalent share:
       Primary                                                              $     .39           .21            1.24             .71
       Fully diluted                                                        $     .39           .21            1.24             .71

Weighted average common stock and common stock equivalents outstanding:
       Primary                                                                 81,897        74,624          80,019          73,454
       Fully diluted                                                           82,164        74,722          80,643          74,154


                                              Membership at
                                                December 31           Increase
----------------------------------------------------------------
MEMBERSHIP HIGHLIGHTS                       1996          1995       (Decrease)
--------------------------------------------------------------------------------
Freedom Plan                             1,015,100       680,400      334,700
HMO                                        192,300       112,000       80,300
Medicare                                   125,000        67,100       57,900
Medicaid                                   162,000       105,600       56,400
--------------------------------------------------------------------------------
Total Fully Insured                      1,494,400       965,100      529,300
Self-funded                                 41,100        42,600       (1,500)
--------------------------------------------------------------------------------
Total Membership                         1,535,500     1,007,700      527,800
================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                                    1996           1995
                                                                             ---------------------------
Current assets:
   Cash and cash equivalents                                                    $   72,160        58,450
   Short-term investments-available for sale (at market value)                     767,312       310,197
   Premiums receivable                                                             315,126        96,278
   Other receivables                                                                26,343        15,260
   Prepaid expenses and other current assets                                         5,814         3,563
   Deferred income taxes                                                            13,771         8,443
--------------------------------------------------------------------------------------------------------
        Total current assets                                                     1,200,526       492,191

Property and equipment, at cost (net of accumulated depreciation and
    amortization of $69,739 in 1996 and $30,074 in 1995)                           104,954        97,414
Deferred income taxes                                                                5,700          --
Other noncurrent assets                                                             35,559        19,171
--------------------------------------------------------------------------------------------------------
        Total assets                                                            $1,346,739       608,776
========================================================================================================

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Medical costs payable                                                        $  624,359       300,508
   Trade accounts payable and accrued expenses                                      51,256        36,508
   Income taxes payable                                                              9,902         1,428
   Unearned premiums                                                                63,052        50,299
--------------------------------------------------------------------------------------------------------
        Total liabilities                                                          748,569       388,743

Stockholders' equity:
   Preferred stock, $.01 par value, authorized 2,000,000 shares                       --            --
   Common stock, $.01 par value, authorized 200,000,000
        shares; issued and outstanding 77,376,282 in 1996
        and 34,390,401 in 1995                                                         774           343
   Additional paid-in capital                                                      391,602       116,639
   Retained earnings                                                               195,790        96,167
   Unrealized net appreciation of investments                                       10,004         6,884
--------------------------------------------------------------------------------------------------------
        Total stockholders' equity                                                 598,170       220,033
--------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' equity                              $1,346,739       608,776
========================================================================================================